                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            Scotts Liquid Gold Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            SCOTT'S LIQUID GOLD-INC.
                               4880 Havana Street
                             Denver, Colorado 80239


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                             To Be Held May 2, 2001





TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), will be held at 10:00 a.m., Mountain Time, on Wednesday, May 2, 2001 at the Company's offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:

     (1)  The election of seven directors;

     (2) Approval of an amendment to increase shares available under the 1998 Stock Option Plan by 750,000 shares;

     (3) Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 7, 2001 are entitled to notice of and to vote at the meeting.


                       BY ORDER OF THE BOARD OF DIRECTORS


                               CAROLYN J. ANDERSON
                               Corporate Secretary

Denver, Colorado
March 23, 2001


THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            SCOTT'S LIQUID GOLD-INC.
                               4880 HAVANA STREET
                             DENVER, COLORADO 80239



                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2001



     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on Wednesday, May 2, 2001 at the Company's offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about March 23, 2001.

     Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     All voting rights are vested exclusively in the holders of the Company's $0.10 par value common stock. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 7, 2001, the record date for shareholders entitled to vote at the meeting, the Company had 10,103,058 shares of its $0.10 par value common stock issued and outstanding.

     When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Approval of the amendment of the 1998 Stock Option Plan to increase the available shares under that Plan requires that the votes cast in favor of the amendment exceed the votes cast in opposition. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for approval of the amendment to the 1998 Stock Option Plan or for these other matters, if any, so long as a quorum is present.

     The following persons are the only persons known to the Company who on March 7, 2001, owned beneficially more than 5% of the Company's common stock, its only class of outstanding voting securities:

Name and Address of              Amount and Nature of           Percent
 Beneficial Owner                Beneficial Ownership           of Class
-------------------              --------------------           --------
Mark E.  Goldstein                 2,646,875 (1)(2)              25.9%
4880 Havana Street
Denver, Colorado 80239

Scott's Liquid Gold-Inc            1,112,268 (3)                 11.0%
Employee Stock
Ownership Plan
4880 Havana Street
Denver, Colorado 80239


(1) Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 80% of the outstanding stock of the Goldstein Family Corporation in his individual name and owns as a trustee 20% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 120,500 shares underlying stock options granted by the Company, and 76,002 shares held by Mr. Goldstein's minor children. Does not include 28,890 shares of the Company's common stock owned by Mr. Goldstein's spouse, as to which Mr. Goldstein disclaims any beneficial ownership.

(2) Does not include 92,560 shares held by the Company's Employee Stock Ownership Plan attributable to Mr. Goldstein's vested interest in the Plan as of December 31, 2000.

(3) The four-person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. Three of the Company's four executive officers are members of this four-person committee.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of March 7, 2001, the shares of the Company's common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

                                             Amount and Nature of               Percent
Name of Beneficial Owner                     Beneficial Ownership (1)           of Class
------------------------                     ------------------------           --------
Mark E. Goldstein                               2,646,875 (2)(3)(4)              25.9%
Carolyn J. Anderson                               338,460 (3)(4)                  3.3%
Jeffrey R. Hinkle                                 228,878 (3)(4)(5)               2.2%
Jeffry B. Johnson                                  85,000 (3)(4)(6)                .8%
Carl A. Bellini                                    55,000 (3)                      .5%
Dennis H. Field                                   176,833 (3)                     1.7%
James F. Keane                                    130,833 (3)                     1.3%
All Directors and executive officers
  as a Group (seven persons)                    3,661,879 (4)                    33.6%


(1) Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2) For information regarding Mr. Goldstein's beneficial ownership of shares, see footnote 1 under the table in "Voting Securities and Principal Shareholders."

(3) For each named person, includes the following number of shares underlying stock options granted by the Company: 120,500 for Mr. Goldstein; 120,500 for Ms. Anderson; 129,000 for Mr. Hinkle; 58,000 for Mr. Johnson; 55,000 for Mr. Bellini; 173,333 for Mr. Field; and 128,333 for Mr. Keane.

(4) Does not include shares owned by the Company's Employee Stock Ownership Plan under which, at December 31, 2000, Mark E. Goldstein had a vested interest in 92,560 shares, Carolyn J. Anderson had a vested interest in 133,135 shares, Jeffrey R. Hinkle had a vested interest in 52,174 shares, and Jeffry B. Johnson had a vested interest in 49,704 shares.

(5)  Of Mr. Hinkle's shares, 64,100 are held jointly by Mr. Hinkle and his wife.

(6) Of Mr. Johnson's shares, 27,000 are held jointly by Mr. Johnson and his wife.

     There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

     Jerome J. Goldstein was the Company's founder, a director, and Chairman of the Company's Board of Directors from the time of the Company's founding through the entire year of 1999. As a result of the death of Jerome J. Goldstein in January, 2000, Mark E. Goldstein became the beneficial owner of 2,126,473 shares of the Company's common stock held by the Goldstein Family Partnership, Ltd., representing approximately 21.0% of the outstanding common stock of the Company. On January 21, 2000, Mark E. Goldstein acquired 800 shares of the common stock of the Goldstein Family Corporation, representing 80% of the outstanding common stock of the Goldstein Family Corporation. He also became the sole director, the President and the sole executive officer of the Goldstein Family Corporation on that date. As a result, Mark E. Goldstein controls the Goldstein Family Corporation. The Goldstein Family Corporation controls the voting and disposition of common stock of the Company owned by the Goldstein Family Partnership, Ltd. Mr. Goldstein paid no consideration for the shares of the Goldstein Family Corporation. The shares were transferred to him by a Trust created by Jerome J. Goldstein; the Trust provided for this transfer of the shares upon the death of Jerome J. Goldstein.

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

NOMINEES

     The Company's Board of Directors consists currently of seven directors. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position                      Director                       Principal Occupation for
      in the Company                    Age         Since                              Last Five Years
----------------------------            ---       --------       -------------------------------------------------------------
Mark E. Goldstein                        44         1983         Chairman of the Board of the Company since February 22, 2000,
(President and Chief Executive                                   President and Chief Executive Officer of the Company since
Officer)                                                         August, 1990. From 1982 to 1990, Vice President-Marketing of
                                                                 Company. Employed by the Company since 1978.

Carolyn J. Anderson                      62         1974         Executive Vice President since 1974, Chief Operating Officer of
(Executive Vice President, Chief                                 the Company since 1982 and Corporate Secretary since 1973.
Operating Officer and                                            Employed by the Company since 1970.
Corporate Secretary)

Jeffrey R. Hinkle                        47         2000         Vice President-Marketing of the Company since February 2000,
(Vice President - Marketing)                                     Vice President of Marketing for the Company's subsidiaries from
                                                                 November 1992 to 2000. Employed by the Company since 1981.


Jeffry B. Johnson                        55         2000         Treasurer and Chief Financial Officer of the Company since
(Treasurer and Chief                                             November 2000. From 1981 to 2000, Controller of Company.
Financial Officer)                                               Employed by the Company since 1976.

Carl A. Bellini                          67         2000         Management Consultant since 1997. From 1987 to 1997, Executive
                                                                 Vice President and Chief Operating Officer of Revco D.S., Inc. (a
                                                                 large drug store chain).

Dennis H. Field                          68         1991         Management Consultant since 1990. From 1984 to 1990, Executive
                                                                 Vice President/General Manager, Faberge USA, Inc. (mass market health and beauty aids).

James F. Keane                           67         1993         Independent businessman since 1987. Founder of firms in auto parts and home furnishings. From 1990 to 1992, Marketing
                                                                 Professor at Bentley College. From 1974 to 1987, Vice President,
                                                                 S.C. Johnson & Son, Inc. (household and personal care products).

     All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under "Directors' Meetings and Committees".

     The Company's only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.

     There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

DIRECTORS' MEETINGS AND COMMITTEES

     During the year ended December 31, 2000, the Company had seven directors meetings, plus four actions by unanimous written consent. Mr. Bellini attended less than 75% of the aggregate number of meetings of the Board of Directors and Board committees during the period for which he was a director in 2000 because he missed one day of meetings. The Company's Board of Directors has both a Compensation Committee and an Audit Committee.

     The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensation. The Committee consists of three outside directors of the Company and, in addition, the President of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Carl A. Bellini, James
F. Keane, and Mark E. Goldstein (with Mr. Goldstein having no vote). The Compensation Committee met four times during 2000.

     The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of the systems of internal accounting controls, and the review of financial information which is provided to the shareholders and others. A copy of the Audit Committee Charter is included as an exhibit to this proxy statement. The Audit Committee consists of three outside directors. The current members of the Audit Committee are James F. Keane (Chairperson), Carl A. Bellini and Dennis H. Field. The Audit Committee met four times during 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Dennis Field serves on both the Compensation Committee and the Audit Committee. From 1978 to 1982, Mr. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly owned subsidiary of the Company which manufactured cigarette filters. After leaving Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company's Board. Prior to 1991, he was Executive Vice President/General Manager, U.S. Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company at December 31, 2000, and of Barry Shepard who served as an executive officer during part of 2000 and in previous years, for services in all capacities provided to the Company and its subsidiaries for the past three years.

                           SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation                  Long Term Compensation
                                                           -------------------------------------      ---------------------------
                                                                                    Other Annual      Securities      All Other
                                                            Salary        Bonus     Compensation      Underlying     Compensation
Name and Principal Position                   Year             $           $(2)          $            Options (#)       ($)(3)
-------------------------------------         ----         --------       -----     ------------      -----------    ------------
Mark E. Goldstein                             2000         $350,000         -         $ 96,908           50,000         $  4,242
Chairman of the Board, President and          1999         $350,000         -         $ 25,023           20,500         $  1,767
Chief Executive Officer                       1998         $350,000         -         $ 23,293           50,000         $  2,850

Carolyn J. Anderson                           2000         $300,000         -         $ 22,176           50,000         $  4,242
Executive Vice President,                     1999         $300,000         -         $ 28,138           20,500         $  1,767
Chief Operating Officer,                      1998         $300,000         -         $ 77,296           50,000         $  2,850
Corporate Secretary

Barry Shepard (1)                             2000         $110,300         -         $ 16,590               --         $  4,242
Former Treasurer and                          1999         $220,000         -         $ 45,103           20,500         $  1,767
Assistant Secretary                           1998         $220,000         -         $ 45,585           50,000         $  2,850

Jeffrey R. Hinkle (4)                         2000         $200,000         -         $ 92,122           50,000         $  4,242
Vice President - Marketing

Jeffry B. Johnson (4)                         2000         $147,600         -         $  7,087           50,000         $  3,841
Treasurer and Chief Financial Officer


Note: There were no restricted stock awards or long term incentive payouts during the last three fiscal years. During 1998, options to purchase 50,000 shares of the Company's common stock were awarded to each of the Company's then executive officers at an average price of $1.77 a share. In 1999, options to purchase 20,500 shares of the Company's common stock were awarded to each of the Company's then executive officers at an average price of $1.64 a share. With regard to 2000, see Option Grants in Last Fiscal Year.

(1)  Deceased.

(2) The Company has adopted a bonus plan for its executive officers for the year 2001. The Plan provides that an amount will be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1 million, excluding items that are infrequent, unusual, or extraordinary. Such amount, if any, for 2001 will be divided among the Company's executive officers as follows: President, 35%, Executive Vice President, 25%, Vice President-Marketing, 20% and Treasurer, 20%. In no event is a bonus paid unless pre-tax profits, excluding the above-mentioned items, exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings, excluding the above mentioned items. The Company had a similar plan in 2000, 1999, and 1998.

(3) All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement ("ESOP") which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 15% of all participants' total compensation. The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

(4) Mr. Hinkle and Mr. Johnson became executive officers of the Company in 2000.

     The dollar amount of Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. Other Annual Compensation in the table above for 1998 through 2000 is comprised of the following:

                                         Mark E. Goldstein             Carolyn J. Anderson                Barry Shepard
                                  -----------------------------    -----------------------------    -----------------------------
                                   1998       1999       2000       1998       1999       2000       1998       1999        2000
                                  -------    -------    -------    -------    -------    -------    -------    -------    -------
Automobile purchase (1)           $    --    $    --    $36,733    $25,000    $    --    $    --    $    --    $    --    $    --
Income taxes on automobile
  purchase (1)                         --         --     35,012     24,068         --         --         --         --         --
Other automobile expenses           1,318      1,785      2,204        806        537        707      2,809      2,473        170
Memberships                        12,429     13,017     14,170      5,404      5,417      3,673      5,655      5,849      2,227
Life insurance                      2,446      2,387      2,328      8,926      8,497      8,069     15,733     16,683      5,827
Income taxes on life insurance      2,285      2,286      2,142      7,680      8,338      7,423     14,699     14,699      5,361
Medical plan (2)                    2,494      3,227      2,015      3,091      3,028         --      4,368      3,078      3,005
Other                               2,321      2,321      2,304      2,321      2,321      2,304      2,321      2,321         --
                                  -------    -------    -------    -------    -------    -------    -------    -------    -------
Total other compensation          $23,293    $25,023    $96,908    $77,296    $28,138    $22,176    $45,585    $45,103    $16,590
                                  =======    =======    =======    =======    =======    =======    =======    =======    =======

                                     Jeffrey R. Hinkle    Jeffry B. Johnson
                                           2000               2000
                                          -------            -------
Automobile purchase (1)                   $44,016            $ 1,100
Income taxes on automobile
  purchase (1)                             41,952              1,012
Other automobile expenses                     461              2,625
Memberships                                    --                 --
Life insurance                              1,344              1,146
Income taxes on life insurance              1,236              1,054
Medical plan (2)                            3,113                150
Other                                          --                 --
                                          -------            -------
Total other compensation                  $92,122            $ 7,087
                                          =======            =======

(1) Every three to five years, the Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer for the purchase of an automobile. In the case of Mr. Johnson, the amounts shown represent the lease value, and income taxes on that value, for his use in 2000 of a vehicle owned by the Company.

(2) In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers. The plan further provides that, for a period of five years following an executive officer's voluntary retirement, or involuntary retirement in the event of a change in control of the Company, the Company will, at no cost to the executive or his or her surviving dependents, cover the executive and/or such dependents under the Company Health Plan and shall also provide, at no cost to the executive, for the payment of additional medical coverage of up to $50,000 a year.

     The Company maintains a Key Executive Disability Plan, which is not reflected in the table above. The purpose of this Plan is to provide the executive with his or her regular salary during periods of long-term disability in excess of 90 days to age 70, or to date of death, whichever first occurs. The benefits available under this Plan will cease upon termination of employment as an executive officer of the Company other than during a period of disability. The Plan is partially funded by disability insurance maintained by the Company under which the Company is the beneficiary.

Option Grants in Last Fiscal Year

     The following table concerns the grant of options during the year ended December 31, 2000 to executive officers of the Company:

                                                                                                          Potential Realizable Value
                                                                                                          at Assumed Annual Rates of
                                                                                                           Stock Price Appreciation
                                                        Individual Grants                                       for Option Term
                            ------------------------------------------------------------------------     ---------------------------
                               Number of
                              Securities      % of Total Options      Exercise
                              Underlying          Granted to           or Base
                            Options Granted      Employees in          Price
       Name                    (#)(2)(3)         Fiscal Year         ($/Share)       Expiration Date      5%($)(1)         10%($)(1)
       ----                 ---------------      -----------         ---------       ---------------      --------         ---------
Mark E. Goldstein               50,000              11.4%               0.7557       December 4, 2005      $ 6,100         $17,500
Carolyn J. Anderson             50,000              11.4%               0.687        December 4, 2005      $ 9,500         $21,000
Jeffrey R. Hinkle               50,000              11.4%               0.687        December 4, 2005      $ 9,500         $21,000
Jeffry B. Johnson               50,000              11.4%               0.687        December 4, 2005      $ 9,500         $21,000

(1) Assumes 5% and 10% growth per year based upon December 5, 2000 price of $0.687/share.

(2) The options shown in the table above were issued under the Company's 1998 Stock Option Plan. Under that Plan, no option may be exercised more than ten years after it is granted. If the option grant is for an incentive stock option, the exercise price must be at least 100% of the fair market value of the Company's stock on the date of grant. The exercise price for a nonqualified stock option must be no less than 85% of the fair market value of the Company's stock on the date of grant. If the grantee owns more than 10% of the Company's outstanding stock, then these limitations for an incentive stock option are five years from the date of grant and 110% of the fair market value. No incentive option may be granted to any person in any year to purchase shares having an aggregate fair market value greater than $100,000 at the date of the option grant. Payment for shares purchased upon the exercise of any option must be made in cash.

(3) The shares underlying the options granted in 2000 are part of the amendment increasing on December 4, 2000 the number of shares authorized for the 1998 Stock Option Plan. The Board of Directors has determined that these options will remain granted under a new plan having substantially the same terms as the 1998 Plan if for any reason the amendment is not approved by the shareholders at the Annual Meeting.

     Outstanding Options

     No options were exercised by any of the Company's executive officers during 2000. The following table summarizes information with respect to the value of each officer's unexercised stock options at December 31, 2000.

                          Fiscal Year End Option Values

                                       Number of Securities             In-the-Money
                                      Underlying Unexercised         Value of Unexercised
                                        Options at Year End          Options at Year End (1)
                                    ----------------------------   ----------------------------
      Name                          Exercisable    Unexercisable   Exercisable    Unexercisable
      ----                          -----------    -------------   -----------    -------------
Mark E. Goldstein                     120,500           0               0               0
Carolyn J. Anderson                   120,500           0               0               0
Barry Shepard                          70,500           0               0               0
Jeffrey R. Hinkle                     129,000           0               0               0
Jeffry B. Johnson                      58,000           0               0               0

(1) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 2000 over the per share exercise price multiplied by the number of unexercised options. However, the per share exercise price was higher than the market price of the Company's stock at year end

COMPENSATION COMMITTEE REPORT

     Background

     The Compensation Committee of the Board of Directors is currently comprised of the Company's three outside directors and the Company's President (who serves as a non-voting member of the Committee). In February, 2000, when action was initially taken by the Committee on executive compensation, the Compensation Committee consisted of Dennis H. Field and James F. Keane, both of whom are outside directors, as well as the Company's President, Mark E. Goldstein. The responsibilities of the Compensation Committee include the origination of all executive compensation proposals.

     In making decisions regarding executive compensation, the Compensation Committee considers a number of factors. The Compensation Committee has also determined that an outside consultant on compensation matters should be used once every three years.

     Organization Philosophy

     The Committee believes that the Company's organization and the specific responsibilities of its executive officers are an essential part of analyzing compensation levels. The first important point concerning the management of the Company is that each executive subscribes to a team concept of executive management, and operates in accordance with this concept. Although each of the executive officers has his or her specific areas of responsibility and each is able to and often does make independent decisions, the executive officers operate as a collaborative team, and very few, if any, significant decisions are made without input from the group as a whole.

     Second, each executive officer is responsible for a number of distinct areas and tasks. Each performs many tasks traditionally associated with "middle management" in other companies in addition to their respective duties of top level or executive management. As a result, the Company has very little "middle management" and operates as a fairly lean organization compared to many of its competitors.

     Mark E. Goldstein became President and Chief Executive Officer of the Company in 1990 and Chairman of the Board in February, 2000. Mark E. Goldstein has the responsibilities associated with these positions at a public company. He is also actively involved in the sales and marketing efforts of the Company and its development of new products. For example, Mark Goldstein is the primary contact with the Company's largest account, Wal-Mart Stores, Inc.; and he, together with Jeffrey R. Hinkle, directs the Company's advertising and promotional efforts. He ultimately is responsible for the day-to-day operations of the Company, although he relies on the Company's other executive officers for advice and counsel.

     Carolyn J. Anderson has been employed by the Company for 31 years. She became Corporate Secretary in 1973; she was promoted to Executive Vice President in 1974; and Ms. Anderson was given the additional title and responsibilities of Chief Operating Officer in 1982. As Chief Operating Officer, Ms. Anderson has a direct responsibility for decision-making with respect to the day-to-day operations of the Company's plant and facilities. Additionally, Ms. Anderson directs the Company's research and development and quality control activities. Ms. Anderson is responsible for the Company's "human resources" decisions. Further, Ms. Anderson is, together with Mr. Johnson, the primary contact for the Company's legal matters. (Prior to the death of Barry Shepard in June, 2000, Ms. Anderson shared these last two functions with Mr. Shepard.)

     Jeffrey R. Hinkle has been employed by the Company for 20 years. He joined the Company as a regional sales manager in 1981, held various sales positions at the Company's subsidiaries, including Vice President-Marketing of subsidiaries, and became Vice President-Marketing of the Company in February, 2000. Mr. Hinkle is responsible for the Company's sales force, marketing and, together with Mr. Goldstein, the Company's advertising and promotional efforts.

     Jeffry B. Johnson was elected as the Company's Treasurer and Chief Financial Officer in November, 2000. These positions were previously held by Barry Shepard who died in June, 2000. Mr. Johnson has served the Company for 25 years. He joined the Company as internal auditor in 1976, was promoted to Controller in 1981, and to Chief Accounting Officer on October 1, 2000. Mr. Johnson performs all of the functions of Treasurer and Chief Financial Officer, including negotiations and maintenance of relationships with creditors. He also supervises back office functions relating to accounting and, together with Mr. Goldstein, data processing and computer operations.

     Factors and Policies

     In determining its recommendations on executive compensation, the Committee considered the management organization as described above and the following factors, among others:

(a)  Services performed and time devoted to the Company by the executive;

(b)  Amounts paid to executives in comparable companies;

(c)  The size and complexities of the business;

(d)  Successes achieved by the executive;

(e)  The executive's abilities;

(f)  Increase in volume of business during the executive's tenure;

(g)  Corporate earnings and profits;

(h)  Comparison of salary to distributions to stockholders;

(i)  Prevailing economic conditions;

(j)  Compensation paid to other employees of the corporation; and

(k)  The amount previously paid to the executive.

     The Company and the Compensation Committee have viewed the base salary as an important part of the compensation for the Company's executive officers as well as other employees. It is the general philosophy of the Company that good employees who are paid well are more likely to stay with the Company and contribute significantly to the successes of the Company's businesses.

     The Company's 2000 executive bonus plan provided for a bonus pool based on 10% of pre-tax profits (excluding items that are infrequent, unusual or extraordinary) for a year in excess of $1 million. Any bonus amount payable under the plan would have been divided as follows: Mark E. Goldstein, 35%; Carolyn J. Anderson, 25%; Barry Shepard, 25%; and Jeffrey R. Hinkle, 15%. The Company had substantially the same plan in prior years and has implemented substantially the same plan for the year 2001. The Compensation Committee believes that this bonus plan is an important part of the incentives for the Company's executive officers and recognizes directly many of the factors considered important by the Compensation Committee as stated above.

     The Company provides certain other benefits and perquisites to the executive officers. The Committee believes that the types of benefits offered to Company executives and the value of these benefits are similar to benefit packages provided by competitors. A number of the benefits are provided by the Company not only to the executive officers but also to other Company employees. The Company believes that these benefits are appropriate for their positions, to compensate them consistent with market levels and to facilitate performance of their jobs in a more efficient and effective manner.

     Application of Factors

     Utilizing these factors and policies, the Compensation Committee in February, 2000 recommended that the base salaries of the Company's executive officers remain the same in 2000 as in 1999 and that the components of other compensation provided to the Company's executive officers also remain the same in 2000 as in 1999. These recommendations were adopted by the Company's Board of Directors.

     In making its recommendations for the compensation of executives in 2000, the Compensation Committee noted, among other things, that: (1) The executive officers devote considerable time to the Company, often more than full-time; (2) with respect to base salaries, the base salaries of Mr. Goldstein and Ms. Anderson prior to 1995 had not changed since October 30, 1988, and then, was part of an aggregate increase for the then four executive officers of 13.5%; (3) the bonus plan has been in effect for a number of years, with a result of decreasing compensation in recent years because of the Company's performance;
(4) the Company's bonus plan emphasizes performance and successes achieved by executives; (5) the levels of the bonus plan and other components of compensation have been in effect for a number of years; (6) the Company's officers were awarded only modest stock options in 1998 and 1999, having received none since 1994 and those options replaced options that either had expired or were about to expire; and (7) the anticipated amounts paid for the base salary and bonus in 2000 were and are expected to be tax deductible, without being subject to a limitation on the deductibility of certain compensation in excess of $1 million under the Internal Revenue Code. The Committee believed that the roles of the Company's officers continue to be difficult because of decreasing sales of the Company's products and competitive and market factors, including the consolidation of manufacturers, the consolidation of retailers and the state of art in business practices.

     In terms of performance by the executives in 1999, the Committee noted in February, 2000, a number of factors, including, among others, the following:

     - The Company reduced its loss in 1999 to approximately $500,000, and was profitable in the third and fourth quarters;

     - The management developed a new advertising approach for the Company's products, which costs less and should result in more exposure to potential customers;

     -    The Company developed new TV commercials;

     -    The Company continued a cost containment program;

     - The Company developed a relationship with a television home shopping venue as another channel of distribution;

     -    The Company began an effort to rejuvenate Touch of Scent;

     -    The Company introduced three new products;

     - The Company commenced a consolidation of its network of brokers for product sales to customers; and

     - The Company has discussed with retailers and manufacturers contract manufacturing by the Company.

     In establishing Mr. Hinkle's compensation as an executive officer in May, 2000, the Committee considered the points stated above and Mr. Hinkle's involvement in them through his responsibilities for marketing the Company's products, maintaining relationships with certain customers and instigating the use of one national broker by the Company. The Committee recommended that the base salary of Mr. Hinkle be continued and that he be provided with the perquisites made available to executive officers. In November, 2000, the Committee considered the compensation of Jeffry B. Johnson as an executive officer. The Committee recommended no change in his base compensation, from the amount that he started to receive on November 1, 2000, as Chief Accounting Officer, and the addition of the fringe benefits made available to executive officers. The Committee took into account, among other things, his level of responsibilities, the amount paid to the previous Chief Financial Officer and actions taken by Mr. Johnson while acting as a Chief Financial Officer after the death of Mr. Shepard.

     Since 1992, the Compensation Committee has engaged a consultant on compensation matters every three years. The consultant used by the Committee has been the Hay Group. In 1997, the Hay Group was asked to assess the competitiveness of the executive compensation levels of the Company. Their report, issued in July, 1997, concluded that overall the total direct compensation practices of the Company fall within a peer group competitive range, with competitiveness of the pay packages varying by executive. Base salaries were viewed as in line with competitive practices; annual incentive awards were below competition, with the size of the annual incentive being a direct result of Company performance; and long-term incentive awards, such as stock options, were below competitive practices.

     The Hay Group was engaged again in 2000 and issued a report in February, 2001. The report concluded that:

     - In the aggregate the Company's executive compensation levels were within 10% of the median of a peer group used for the report and just over 10% above the median of a general industry group in terms of total direct compensation.

     - The base salary and the total cash compensation for the four executive officers in the aggregate were each between the median and the 75th percentile for the peer group; their aggregate base salary was above the 90th percentile for the general industry group; and their total cash compensation in the aggregate was between the 75th and 90th percentile for the general industry group.

The comparison groups were a peer group comprised of perfumes, cosmetics, and other toilet preparation companies and selected specialty chemical companies with an average annual revenue of $39.25 million and a general industry group comprised of companies from a broad range of industries. The report stated that the Company's executive compensation places a greater emphasis on base salary than the comparison groups.

     In conclusion, the Compensation Committee believes that the levels of compensation for the Company's executive officers have been fair and appropriate.

                             COMPENSATION COMMITTEE
                            Dennis H. Field, Chairman
                                 Carl A. Bellini
                                 James F. Keane
                                Mark E. Goldstein

STOCK PERFORMANCE GRAPH

     There follows a graph, constructed for the Company, comparing the cumulative total shareholder return of Scott's Liquid Gold-Inc. common stock to the Media General Composite Index (see below), and to a selected peer group.

[GRAPH]

                                       1995        1996       1997         1998        1999        2000
                                       ----        ----       ----         ----        ----        ----
Scott's Liquid Gold                   100.00       52.17      110.87       51.21       25.61       20.04
Peer Group                            100.00      134.69      198.70      239.62      275.11      211.36
Media General Composite Index         100.00      120.77      156.82      191.71      233.86      211.11

                          Fiscal year ended December 31

                    Assumes $100 invested on January 1, 1996
                         in the Company, the Peer Group,
                        The Media General Composite Index
                  and assumes the reinvestment of any dividends

Note: The foregoing graph was prepared for the Company by Media General Financial Services of Richmond, Virginia. The peer group selected by the Company consists of companies which use the standard industrial classification of specialty cleaning and sanitation and which are publicly held, and other publicly held companies which are partially or entirely engaged in the cosmetics business. The Company believes that, within its industry classes, the assembly of a peer group is difficult because the Company competes with other companies that are significantly larger than Scott's Liquid Gold-Inc., including two major companies which are not publicly traded.

     The following companies comprise the peer group: Avon Products, Inc., CCA Industries, Inc., Chattem, Inc., Clorox Co. (includes Armor All Products, acquired by Clorox Co. in 1997), Del Laboratories, Inc., .and Procter & Gamble. The Media General Composite Index is based on the market value of all common stocks listed on the NYSE, AMEX and Nasdaq National Market. The index is adjusted for all stock splits and dividends.

COMPENSATION OF DIRECTORS

     Four directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Carl A. Bellini, Dennis H. Field, and James F. Keane are non-employee directors. The Company pays $2,500 per month to each non-employee director for his services as director. The Company also pays Mr. Keane $1,667 per month as a consultant to the Company in regard to the marketing, advertising and packaging of the Company's products. This payment is made under a Consulting Agreement which has a term of one year ending June 30, 2001.

     On January 15, 1993, the Company's Board of Directors adopted the Company's 1993 Stock Option Plan for Outside Directors (the "Plan"), which was approved by the Company's shareholders on May 5, 1993. The Plan provides for the granting of options to directors who are not employees of the Company. The purpose of the Plan is to further the growth and development of the Company by providing an incentive to outside directors of the Company, by increasing their involvement in the business and affairs of the Company, by helping the Company to attract and retain well qualified directors and/or by rewarding directors for their past dedication to the Company. The Plan became effective on January 15, 1993.

     A maximum of 400,000 shares of the Company's common stock are available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar circumstances. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

     The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. At March 7, 2001, options to purchase 399,999 shares of the Company's common stock had been granted under the Plan, of which 48,333 were surrendered during 1999. Except for the exercise of options for 100,000 shares by a director, who resigned from the Board during 1999, no options had been exercised at or prior to March 7, 2001. The directors are also eligible to receive grants of options under the 1998 Stock Option Plan. On December 5, 2000, each non-employee director (Messrs. Bellini, Field and Keane) received an option for 25,000 shares of common stock with an exercise price of $0.687 per share and an expiration date of December 4, 2005. These options are fully vested.

     The following table summarizes information with respect to the value of each non-employee director's unexercised stock options at December 31, 2000:

                                           Year End Option Values
                      -------------------------------------------------------------------
                      Number of Securities Underlying   In-the-Money Value of Unexercised
                      Unexercised Options at Year End       Options at Year End (1)
                      -------------------------------   ---------------------------------
Name                  Exercisable       Unexercisable     Exercisable     Unexercisable
----                  -----------       -------------     -----------     -------------
Carl A. Bellini          55,000               0               0               0
Dennis H. Field         173,333               0               0               0
James F. Keane          128,333               0               0               0

(1) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 2000 over the per share exercise price multiplied by the number of unexercised options. However, the per share exercise price was higher than the market price of the Company's stock at year end.

                          TRANSACTIONS WITH MANAGEMENT

     The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

                               SECTION 16 REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons for 2000.

                               COMPANY ACCOUNTANTS

     Arthur Andersen LLP were selected by the Board of Directors as the Company's independent auditors for the fiscal year ended December 31, 2000. The Company selected the same firm as the Company's independent auditors for the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if he so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

                            REPORT OF AUDIT COMMITTEE

March 23, 2001

To the Board of Directors of Scott's Liquid Gold-Inc.:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. We have discussed with Arthur Andersen, LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Securities and Exchange Commission.

     The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

     The Board has adopted a written charter for the Audit Committee. The charter will be included as an exhibit to the Proxy Statement for the 2001 Annual Meeting of Shareholders.

     Submitted by the members of the Audit Committee of the Board of Directors.

                            James F. Keane, Chairman
                                 Carl A. Bellini
                                 Dennis H. Field

                           DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by Arthur Andersen, LLP during the year ended December 31, 2000:

     - Audit Fees - Audit fees paid and/or billed to the Company by Arthur Andersen in connection with Arthur Andersen's review and audit of the Company's annual financial statement for the year ended December 31, 2000 and Arthur Andersen's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2000 totaled approximately $71,000.

     - Financial Information Systems Design and Implementation Fees - The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

     - All other fees - Fees billed to the Company by Arthur Andersen during the year ended December 31, 2000 for all other non-audit services rendered to the Company (which consisted of tax related services) totaled approximately $26,000.

                    APPROVAL OF AMENDMENT TO INCREASE SHARES
                        UNDER THE 1998 STOCK OPTION PLAN

AMENDMENT

     The Company's Board of Directors amended on December 4, 2000, the Company's 1998 Stock Option Plan (the "Plan") to increase the number of shares of common stock available under the Plan by 750,000 shares of common stock. The total number of shares available under the Plan is 1,100,000 shares after the amendment and was, prior to the amendment, 350,000 shares. The amendment increasing the number of shares under the Plan is subject to approval of the Company's shareholders. The reasons for the amendment to the Plan include:

     - The Company's Board of Directors believes that the Company must have available and grant options to employees in order to retain employees in a competitive environment, particularly employees who are subject to the Company's salary and wage freeze;

     -    Options reward persons who have stayed with the Company;

     - Options provide an incentive on the part of officers and other employees, as well as directors, to improve the Company's performance;

     - The grant of options aligns the goals of the optionees with those of the shareholders; and

     - The options provide to directors and executive officers a meaningful stake in the Company.

     The Company currently has three stock option plans. They are the 1993 Stock Option Plan for Outside Directors, the 1997 Stock Option Plan (for which the executive officers and directors are ineligible), and the Company's 1998 Stock Option Plan. The number of shares available under the Plans are shown in the following table:

SHARES UNDER ALL PLANS
AS OF FEBRUARY 28, 2001

                                                           1993 Plan        1997 Plan         1998 Plan               Total
                                                           ---------        ---------         ---------             ---------
Shares authorized                                           400,000           300,000         1,100,000 (1)         1,800,000
Shares subject to outstanding options                       281,666           254,200           728,300 (2)         1,264,166 (2)
Shares previously issued upon exercise of options           100,000                --                --               100,000
Shares available for options                                 18,334            45,800           371,700               435,834


(1) Includes shares added by the amendment being submitted to the shareholders for approval.

(2)  Includes 497,000 granted in December, 2000 after amendment of the Plan.


     There is described below the Company's 1998 Stock Option Plan as currently in effect and as it will be in effect after the amendment which solely increases the number of shares.

GENERAL

     On November 9, 1998, the Company's Board of Directors adopted the Company's 1998 Stock Option Plan and the Company's shareholders approved the Plan on May 5, 1999. The Plan provides for the granting of options to employees and directors of the Company. (The word "Company" as used in the Plan refers to Scott's Liquid Gold-Inc. and its subsidiaries.) Under the Plan, the Board, in its sole discretion, may issue either Nonqualified Stock Options (those which do not qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 - the "Code") or Incentive Stock Options (those which qualify for favorable federal income tax treatment under the Code). With respect to non-employee directors of the Company, stock option awards are limited to Nonqualified Stock Options. The purpose of the Plan is to further the growth and development of the Company through affording the opportunity for stock ownership to selected employees.

SHARES AVAILABLE FOR ISSUANCE

     A maximum of 1,100,000 shares of Common Stock after the amendment, and 350,000 shares of the

Company's Common Stock prior to the amendment, are available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar occurrences effecting a change in the outstanding shares without the receipt of additional consideration by the Company. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Company's Board of Directors or a committee appointed by and serving at the pleasure of the Board, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. The Board or committee, whichever is appointed to administer the Plan, is called the "committee". Subject to the terms of the Plan, after considering the recommendation of any administering committee, the Board of Directors determines which Company employees and directors will receive options, the type of options to be awarded (whether Incentive Stock Options or Nonqualified Stock Options), the exercise price of the options, the number of shares to be subject to each option, and other terms of the options. The Board has full authority to interpret the Plan and to prescribe rules for its administration.

     Under the Plan, all full-time employees of the Company and non-employee members of the Company's Board of Directors are eligible to receive options. Non-employee directors are only eligible to receive Nonqualified Stock Options and can elect not to be eligible for grants of options during any period of time.

OPTION EXERCISE PRICE AND OTHER TERMS

     Options may be granted under the Plan through November 8, 2008. The option price per share for Incentive Stock Options granted under the Plan must be not less than 100% of the fair market value (as of the date of grant) of the shares subject to the option. The option price for Nonqualified Stock Options granted under the Plan must not be less than 85% of the fair market value (as of the date of grant) of the shares subject to the option. The fair market value is determined by reference to closing prices on the public market. The full price for shares must be paid in cash at the time the option is exercised. Each option must expire no later than ten years after the date it is granted. In the case of incentive stock options granted to employees who own more than 10% of the outstanding voting stock of the Company, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years.

     Upon termination of employment or a director's service for reasons other than death, disability or for cause, an optionee may at any time within three months after the date of termination, and prior to any expiration of the option, exercise the option. A period of one year is permitted for exercise by the optionee's heirs if the optionee's employment or service as a director is terminated due to death or disability. Options terminate immediately upon termination of employment for cause.

     Options may include vesting restrictions on the exercise based on the passage of time, the achievement of goals or the occurrence of events. Options granted under the Plan may not be transferred other than by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION

     The Company's Board of Directors may at any time amend, suspend or terminate the Plan except that no action by the Board may impair outstanding options. No amendment to the Plan may be made without shareholder approval that would increase the total number of shares under the Plan (except for any adjustments as described above for stock dividends and other events), reduce the minimum exercise price of options or materially modify the eligibility requirements. Subject to the terms of the Plan, the Board may modify, extend or renew any outstanding option under the Plan, accept the surrender of outstanding options, and authorize the grant of substitute options.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of an Incentive Stock Option under the Plan does not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of an Incentive Stock Option, the employee will not realize taxable income and the Company will not be entitled to a compensation deduction; however, the excess of the fair market value over the exercise price may be taxed to the employee under the alternative minimum tax provisions of the Code. The Code imposes a statutory holding period for Incentive Stock Options, which is the later of (1) one year after the shares were transferred to an employee upon exercise of an option or (2) two years after the date of grant. If an employee sells or otherwise disposes of shares acquired upon the exercise of an Incentive Stock Option prior to meeting the statutory holding period requirements, all or a portion of any gain will be taxed as ordinary income to the employee; in that case, the Company will be entitled to deduct an equal amount as a compensation expense. The amount of ordinary income is the lesser of (1) the difference between the fair market value at the date of exercise and the exercise price, or
(2) the gain on the sale (the amount realized less the exercise price). Otherwise, an optionee's disposition of shares acquired upon the exercise of an Incentive Stock Option (including a disposition after the expiration of the statutory holding period) will result in short-term or long-term capital gain or loss measured by the difference between the disposition price and the employee's tax basis in the shares (the tax basis is generally the exercise price plus the amount previously recognized as ordinary income).

     The grant of a Nonqualified Stock Option under the Plan does not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares acquired over the exercise price will be taxable to the optionee as ordinary income and will be deductible by the Company as a compensation expense.

GRANT OF OPTIONS

     As of March 7, 2001, the Company had granted options for the following number of shares as a result in the increase in the shares available under the Plan, all which options were granted on December 5, 2000:

     - 50,000 shares for each of the four executive officers, who are Mr. Goldstein, Ms. Anderson, Mr. Hinkle and Mr. Johnson;

     - 25,000 shares to each of the Company's non-employee directors, who are Mr. Bellini, Mr. Field and Mr. Keane; and

     -    222,000 shares for other employees of the Company.

     Each of these options has an exercise price of $0.687 per share, except the option for Mr. Goldstein has an exercise price of $0.7557 per share. These options expire on December 4, 2005. Please see tables regarding these options for executive officers and directors in earlier parts of this proxy statement.

     As indicated above, on December 5, 2000, the Board of Directors granted options for a total of 497,000 shares under the 1998 Plan. The Board also determined that the options will remain with the optionees whether or not the amendment is approved by the shareholders at the Annual Meeting. If the amendment is not approved by the shareholders at the Annual Meeting, the options will be issued under a new plan with substantially the same terms as the 1998 Plan. The reasons for this determination is that a grant of options must be final in order to avoid potentially adverse accounting treatment and that the Board wanted to assure the optionees of receiving the options. The Company would plan to ask for shareholder approval of any new plan covering these options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT INCREASING THE SHARES AVAILABLE UNDER THE 1998 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT TO THE SCOTT'S LIQUID GOLD-INC. 1998 STOCK OPTION PLAN.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before November 23, 2001. Also, persons named in the proxy solicited by the Board of Directors of the Company for its year 2002 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 7, 2002.

                         2000 ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S FORM 10-K REPORT FOR 2000 CONSISTS PRIMARILY OF CROSS REFERENCES TO INFORMATION IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT AND IS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 2000 IN THE FORM FILED WITH THE SEC SHOULD ADDRESS A WRITTEN REQUEST TO CAROLYN J. ANDERSON, CORPORATE SECRETARY, SCOTT'S LIQUID GOLD-INC., 4880 HAVANA STREET, DENVER, COLORADO 80239.

                             SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.


                                        CAROLYN J. ANDERSON
                                        Corporate Secretary


Denver, Colorado
March 23, 2001

                           EXHIBIT TO PROXY STATEMENT
                              DATED MARCH 23, 2001


                             AUDIT COMMITTEE CHARTER


     The Board of Directors of Scott's Liquid Gold-Inc. (the "Corporation") has established an Audit Committee comprised of at least two independent directors appointed by the Board. The membership qualifications, authority, responsibility and specific duties of the Audit Committee are described below:

     MEMBERSHIP QUALIFICATIONS

     To serve on the Audit Committee, a director must be independent as described below. The members of the Audit Committee are appointed by the Board of Directors.

     To be considered independent, a director must have no relationship with the Corporation that may interfere with the exercise of his/her independence from management and the Corporation. Examples of relationships that would preclude service on the Audit Committee would be:

     - A director employed by the Corporation or any of its affiliates during the current year or any of the past three years;

     - A director receiving compensation from the Corporation or any of its affiliates in excess of $60,000 during a fiscal year other than for board service;

     - A director who is an immediate family member of an individual who has been an officer of the Corporation during any of the past three years;

     - A director who is a partner in, controlling shareholder or executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, during any of the past three years;

     - A director who is the executive of another company where any of the Corporation's executives serves on that company's compensation committee.

     AUTHORITY

     The Board of Directors has granted the Audit Committee authority to investigate any activity of the Corporation and its subsidiaries. The Committee has been granted unrestricted access to all information and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competencies as necessary to assist the Committee in fulfilling its responsibility.

     RESPONSIBILITY

     The primary responsibility for financial and other reporting, internal controls, and compliance with laws, regulations, and ethics rests with the executive management of the Corporation. The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: The financial information which will be provided to the shareholders and others; the systems of internal controls which management have established; and the audit process.

     The Committee's responsibilities are:

     - Monitor the integrity of the financial reporting process and that the financial statements adequately represent the Corporation's financial condition and results of operations.

     - Review compliance with corporate policies that provide processes, procedures and standards to follow in accomplishing the Company's goals and objectives.

     - Review the Corporation's financial reporting risks and the internal control structure.

     The Committee also reviews the independence and objectivity of the independent public accountants and the internal auditors. Each audit group shall have direct and unrestricted access to the Committee as well as the opportunity to meet with the entire Board of Directors. The Audit Committee shall meet no less than three times annually. Additional or special meetings may be held at the Committee's discretion.

     SPECIFIC DUTIES

     In discharging its responsibilities, the Audit Committee is expected to perform the following duties:

1. Recommend to the Board of Directors the retention or non-retention of the independent public accountants.

2. Communicate to the independent public accountants that they are ultimately accountable to the Audit Committee and Board of Directors.

3. Review, prior to the annual audit, the scope of the independent public accountants' audit examination, including their proposed fees. Such fees are to be arranged with management and summarized for Committee review.

4. Review with the director of internal audit the qualifications and staffing of the internal audit department and the scope of the internal audits.

5. Review with the independent public accountants, the director of internal auditing and management the Corporation's policies and procedures relative to the adequacy of internal accounting and financial reporting controls, including controls over quarterly financial reporting, computerized information systems and security. Further, the Committee is to make, or cause to be made, all necessary inquiries of management, the independent public accountants and the internal auditors concerning compliance with established standards of corporate conduct.

6. Review with management the accounting and reporting principles and practices applied by the Corporation in preparing its financial statements.

7. Review with management and the independent public accountants, upon completion of their audit, the financial results for the year. This review is to include the Corporation's annual financial statements, related footnotes, the results of the audit and the independent public accountants' management recommendations. In addition, review significant transactions which occurred during the year, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent public accountants.

8. Annually receive from the independent public accountants a written statement delineating all their relationships with the Corporation, consistent with the Independence Standards Board Standard I, which is to include all non-audit services provided and related fees. The Audit Committee will discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend the Board of Directors take, appropriate action to ensure the independence of the accountants.

9. Prior to the release of quarterly earnings, at least the chairman of the Audit Committee discuss with management and the independent public accountants the results for the quarter, including any significant transactions which occurred during the quarter, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent public accountants.

10. Approve the Audit Committee Report to shareholders required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

11.  Review and reassess the adequacy of this charter on an annual basis.

12. Apprise the Board of Directors of significant developments in the course of performing the above duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Except as specifically expressed herein, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.

PROXY                       SCOTT'S LIQUID GOLD-INC.                       PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2001

    The undersigned hereby appoints Mark E. Goldstein, Carolyn J. Anderson, Jeffrey R. Hinkle, or Jeffry B. Johnson, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Scott's Liquid Gold-Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 2, 2001, at 10:00 a.m. and at any and all adjournments thereof for the following purposes:

(1)  Election of Directors:  FOR all nominees listed below                       WITHHOLD AUTHORITY
                             (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW / /

      Mark E. Goldstein  Carolyn J. Anderson  Jeffrey R. Hinkle  Jeffry B.
           Johnson  Carl A. Bellini  Dennis H. Field  James F. Keane

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

--------------------------------------------------------------------------------

(2) Approval of an amendment to increase shares available under the 1998 Stock Option Plan by 750,000 shares:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

(BACK OF CARD)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, AND "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                              Dated ______________________, 2001

                                              __________________________________

                                              __________________________________
                                                SIGNATURE(S) OF SHAREHOLDER(S)

                                              Please complete, date and sign
                                              exactly as your name appears
                                              hereon. If shares are held
                                              jointly, each holder should sign.
                                              When signing as attorney,
                                              executor, administrator, trustee,
                                              guardian or corporate official,
                                              please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                APPENDIX

                            SCOTT'S LIQUID GOLD-INC.
                             1998 STOCK OPTION PLAN
                       AS AMENDED THROUGH DECEMBER 4, 2000


                               SECTION 1: PURPOSE

     The purpose of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan (the "Plan") is to further the growth and development of Scott's Liquid Gold-Inc. (the "Company") by affording an opportunity for stock ownership to selected employees and Directors of the Company and its Subsidiaries who are responsible for the performance of various duties for the Company or its Subsidiaries and/or who are involved in endeavors significant to the success of the Company or its Subsidiaries.

                             SECTION 2: DEFINITIONS

     Unless otherwise indicated, the following words when used herein shall have the following meanings:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Common Stock" shall mean the Company's common stock (par value $0.10 per share) and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

          (d) "Director" shall mean a member of the Board of Directors.

          (e) "Incentive Stock Option" shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of
     Section 422 of the Code.

          (f) "Nonqualified Stock Option" shall mean any option granted to an eligible employee or Director under the Plan which is not an Incentive Stock Option.

          (g) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

          (h) "Option Agreement" shall mean the agreement specified in Section 7.2.

          (i) "Optionee" shall mean any employee or Director who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.

          (j) "Parent" shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.

          (k) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          (l) "Termination for Cause" shall mean an involuntary severance of employment on account of: (1) refusal to obey written or verbal directions of a lawful and/or moral nature issued by a supervisor or corporate officer or by the Board of Directors; (2) fraud or dishonesty directed against the Company or any of its Subsidiaries; (3) breach of any material obligation of nondisclosure or confidentiality owed to the Company or any of its Subsidiaries, including any such breach pertaining to rules and regulations of the Securities and Exchange Commission; (4) commission of any criminal offense which constitutes a felony in the jurisdiction in which the offense is committed; or (5) violation of any Company rules or regulations, such as those pertaining to attendance, which constitutes grounds for dismissal.

                            SECTION 3: EFFECTIVE DATE

     The effective date of the Plan is November 9, 1998; provided, however, that the adoption of the Plan by the Board of Directors is subject to approval and ratification by the shareholders of the Company within twelve months of the effective date. Options granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.

                            SECTION 4: ADMINISTRATION

     4.1 ADMINISTRATIVE COMMITTEE. The Plan shall be administered by a Committee appointed by and serving at the pleasure of the Board of Directors, consisting of not fewer than two Directors (the "Committee"). The Committee may, but need not, be the existing Compensation Committee of the Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

     4.2 COMMITTEE MEETINGS AND ACTIONS. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee.

     4.3 POWERS OF COMMITTEE AND BOARD OF DIRECTORS. The Committee shall recommend to the Board of Directors specific Option grants and the terms and conditions of Options granted under the Plan. The Committee shall recommend to the Board of Directors rules and regulations for administration of the Plan. In recommending Option grants, the Committee shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Board of Directors, after considering recommendations by the Committee, shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend, and rescind rules and regulations for administration of the Plan. The actions of the Board of Directors with respect to the Plan shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

     4.4 INTERPRETATION OF PLAN. The determination of the Board of Directors as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

     4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                      SECTION 5: STOCK SUBJECT TO THE PLAN

     5.1 NUMBER. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 1,100,000 shares. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

     5.2 UNUSED STOCK. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

     5.3 ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Board of Directors shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any Optionee's rights. In making such adjustments, fractional shares shall be rounded to the nearest whole share. The determinations of the Board of Directors in making adjustments shall be final and conclusive.

     5.4 REORGANIZATION OR SALE OF ASSETS. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to hereinafter as a "Reorganization Event"), the Board of Directors shall, as to outstanding Options, either: (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Common Stock, provided that no additional benefits shall be conferred upon Optionees as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Optionees, which notice shall be given not less than twenty days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Optionee may make an irrevocable election to exercise the Optionee's Option contingent upon and effective as of the effective date of the Reorganization Event. The Board of Directors may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event.

                             SECTION 6: ELIGIBILITY

     All full-time employees of the Company and its Subsidiaries shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. For purposes of this Section 6, a full-time employee shall be any employee of the

Company or any of its Subsidiaries who is regularly scheduled to work at least forty hours per week. Directors who are not employees of the Company or its Subsidiaries shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

                           SECTION 7: GRANT OF OPTIONS

     7.1 GRANT OF OPTIONS. The Board of Directors may from time to time in its discretion determine which of the eligible employees and Directors of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.

     7.2 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Board of Directors, to which that Option pertains. More than one Option may be granted to an eligible person.

     7.3 OPTION PRICE. The option price per share of Common Stock under each Option shall be determined by the Board of Directors and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. The option price for Nonqualified Stock Options granted under the Plan shall not be less than 85% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. Notwithstanding the foregoing, in no event shall the option price per share be less than the par value of the Common Stock.

     7.4 DETERMINATION OF FAIR MARKET VALUE. If the Common Stock (which is currently listed on the New York Stock Exchange) is listed upon an established stock exchange, then the fair market value per share shall be deemed to be the quoted closing price of the Common Stock on such stock exchange on the day for which the determination is made, or if no sales of the Common Stock shall have been made on the stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is listed upon more than one established stock exchange, the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on all such stock exchanges on the day for which the determination is made, determined for each such stock exchange in accordance with the preceding sentence. If the Common Stock is not listed upon any established stock exchange but is traded in the NASDAQ National Market System, the fair market value per share shall be deemed to be the closing price of the Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon any established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer "bid" and "ask" closing prices of the Common Stock on the NASDAQ System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Board of Directors by applying any reasonable valuation method.

     7.5 DURATION OF OPTIONS. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

     7.6 ADDITIONAL LIMITATIONS ON GRANT. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

     7.7 OTHER TERMS AND CONDITIONS. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Board of Directors shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Board of Directors or the occurrence of certain events specified by the Board of Directors.

                         SECTION 8: EXERCISE OF OPTIONS

     8.1 MANNER OF EXERCISE. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by: (1) payment in full to the Company of the purchase price of the shares to be purchased; plus (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the

Option; and (3) a representation meeting the requirements of Section 11.2 if requested by the Company.

     8.2 PAYMENT OF PURCHASE PRICE. Payment for shares and withholding taxes shall be in the form of either: (1) cash; or (2) a personal check to the order of the Company; or (3) in any combination thereof.

                 SECTION 9: EFFECT OF TERMINATION OF EMPLOYMENT

     9.1 TERMINATION OF EMPLOYMENT OTHER THAN UPON DEATH OR DISABILITY AND OTHER THAN TERMINATION FOR CAUSE. Upon termination of an Optionee's employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22(e)(3) of the Code) and other than a Termination for Cause, an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated Optionees not exercised within the period specified herein shall terminate.

     9.2 TERMINATION BY DEATH OF OPTIONEE. If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of employment with the Company or a Subsidiary under circumstances to which Section 9.1 applies, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Optionees not exercised within the period specified herein shall terminate.

     9.3 TERMINATION BY DISABILITY OF OPTIONEE. Upon termination of an Optionee's employment with the Company or a Subsidiary by reason of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Optionees not exercised within the period specified herein shall terminate.

     9.4 TERMINATION OF DIRECTORS. For purposes of this Section 9, a termination of employment shall be deemed to include the termination of a Director's service as a member of the Board of Directors.

     9.5 OTHER TERMINATIONS. Upon termination of an Optionee's employment with the Company or a Subsidiary under circumstances other than those set forth in Sections

9.1, 9.2 or 9.3, including without limitation a Termination for Cause, Options granted to the Optionee shall terminate immediately.

     9.6 EXTENSION OF OPTION TERMINATION DATE. No Option granted under this Plan may be extended by either the Committee or the Board of Directors.


                    SECTION 10: NON-TRANSFERABILITY OF OPTION

     Options granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

                         SECTION 11: ISSUANCE OF SHARES

     11.1 TRANSFER OF SHARES TO OPTIONEE. As soon as practicable after the Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

     11.2 INVESTMENT REPRESENTATION. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

                             SECTION 12: AMENDMENTS

     The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.

                            SECTION 13: TERM OF PLAN

     This Plan shall terminate on November 8, 2008; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.

                        SECTION 14: RIGHTS AS STOCKHOLDER

     An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

                        SECTION 15: NO EMPLOYMENT RIGHTS

     Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee's employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

                            SECTION 16: GOVERNING LAW

     This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.